Exhibit 99.1

International Seaways, Inc. 1 International Seaways, Inc. Fearnley Tanker Symposium April 2019

International Seaways, Inc. 2 Disclaimer Forward - Looking Statements During the course of this presentation, the Company (International Seaways, Inc. (INSW)) may make forward - looking statements or provide forward - looking information. All statements other than statements of historical facts should be considered forward - looking state ments. Some of these statements include words such as ‘‘outlook,’’ ‘‘believe,’’ ‘‘expect,’’ ‘‘potential,’’ ‘‘continue,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘seek,’’ ‘‘predict,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘estimate,’’ ‘‘anticipate,’’ ‘‘target,’’ ‘‘project,’’ ‘‘forecast,’’ ‘‘shall,’’ ‘‘contempl ate ’’ or the negative version of those words or other comparable words. Although they reflect INSW’s current expectations, these statements are not guarantees of future performance, but involve a number of risks, uncertainties, and assumptions which are difficult to predict. Some of the factor s t hat may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward - looking statements include, but are not necessarily limited to, vessel acquisitions, general economic conditions, competitive pressures, the nature of the Company’s ser vices and their price movements, and the ability to retain key employees. The Company does not undertake to update any forward - looking statement s as a result of future developments, new information or otherwise. Non - GAAP Financial Measures Included in this presentation are certain non - GAAP financial measures, including Time Charter Equivalent (“TCE”) revenue, EBITDA , Adjusted EBITDA, and total leverage ratios, designed to complement the financial information presented in accordance with generally ac cep ted accounting principles in the United States of America because management believes such measures are useful to investors. TCE revenues, w hic h represents shipping revenues less voyage expenses, is a measure to compare revenue generated from a voyage charter to revenue generated fro m a time charter. EBITDA represents net (loss)/income before interest expense, income taxes and depreciation and amortization expense. Ad justed EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating perfo rma nce. Total leverage ratios are calculated as total debt divided by Adjusted EBITDA. We present non - GAAP measures when we believe that the a dditional information is useful and meaningful to investors. Non - GAAP financial measures do not have any standardized meaning and are ther efore unlikely to be comparable to similar measures presented by other companies. The presentation of non - GAAP financial measures is not intend ed to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See App endix for a reconciliation of certain non - GAAP measures to the comparable GAAP measures. This presentation also contains estimates and other information concerning our industry that are based on industry publicatio ns, surveys and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accu rac y or completeness of the information. Additional Information You should read the Company’s Annual Report on Form 10 - K for the year ended December 31, 2018 and the other documents the Compan y has filed with the SEC for additional information regarding the Company, its operations and the risks and uncertainties it faces. Yo u may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov , or from the Company’s website at www.intlseas.com.

INSW Overview

International Seaways, Inc. Overview 4 1 Represents the number of vessels in each class as a percentage of the fleet, as of December 31, 2018. Does not include JV ve sse ls. Leading diversified tanker owner with significant presence in crude, product and gas sectors 48 vessel fleet with balanced mix of contracted cash flows and spot market upside Two joint ventures that provide stable cash flows and significantly contribute to INSW value Total liquidity $168 million ($118 cash and $50 undrawn revolver) at December 31, 2018 Market cap $564 million on April 23, 2019 Conventional Tanker Fleet – 42 Ships 1 Joint Ventures – 6 Ships FSO JV 2 Converted ULCCs LNG JV 4 Q - Max LNG Ships VLCC 63% Suezmax 5% Aframax/ LR2 11% Panamax / LR1 13% MR 8% VLCC 31% (13) Suezmax 5% (2) Aframax/ LR2 14% (6) Panamax /LR1 26% (11) MR 24% (10) By Deadweight Tons By Number of Ships

International Seaways, Inc. 5 Sizable, Diverse Tanker Fleet VLCC (330 meters) Suezmax (275 meters) Aframax/LR2 (250 meters) Panamax/LR1 (230 meters) MR (180 meters) Capacity Our Fleet 2 million barrels 300,000 DWT 13 1 million barrels 160,000 DWT 2 750,000 barrels 110,000 DWT 6 500,000 barrels 70,000 DWT 11 350,000 barrels 50,000 DWT 10 3 million barrels 440,000 DWT 2 (JV) 215,000 cubic meters 4 (JV) CRUDE PRODUCTS 5 FSO (380 meters) LNG (315 meters) JV

Achievements and Highlights

Renewing and Growing Fleet	• Invested $600 million in modern vessels at the bottom of the tanker cycle • Increased total DWT by 12% while reducing age from 11.5 to 8.7 years – increased "Available Ton Years" by 45% • Strengthened our fleet profile and earnings power without issuing equity
Appropriate Financial Leverage	• Completed this fleet upgrade while remaining one of the lowest leverage profiles in the tanker space • 49.9% Net Loan to Asset Value • 44.5% Debt to Capital
Significant Operating Leverage	• 42 conventional tankers offer significant operating leverage • Every $1,000 improvement in the Time Charter Equivalent daily rate (TCE) provides $15.1 million in incremental EBITDA and $0.52 EPS per annum • Posed to benefit from improving tanker macro environment
Stable Cash Flow and Value from JVs	• FSO and LNG JVs provide stable cash flow – long term infrastructure assets • Strategic foothold in offshore and LNG sectors • Cash flow averaging over $21 million annually

Low Cash Breakeven	• $21,100 Fleetwide Cash Breakeven Q3-Q4 2018
	    • Effectively $18,700/day when factoring in JV contributions
	    • Competitive OPEX and low G&A

Strong Governance and ESG Footprint	• Experienced management team • Fully independent and diverse board • #1 tanker company in Wells Fargo Corporate Governance rankings • National Directors Institute Public Company Board of the Year - 2018

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International Seaways, Inc.

International Seaways, Inc. 7 ▪ International Seaways Has Invested $600 million at the bottom of the cycle o Two Suezmax newbuilding resales purchased for $58 million each o 2010 - built VLCC purchased for $53 million o Six VLCCs built 2016 and 2015 purchased for $434 million total o Assets have materially appreciated since purchase Source: Clarksons 50 60 70 80 90 100 110 120 2010-01 2011-01 2012-01 2013-01 2014-01 2015-01 2016-01 2017-01 2018-01 2019-01 $ millions Asset Prices Recovering From Lows VLCC Resale Prices Suezmax Resale Prices VLCC 5 Year Old Prices Seaways Raffles Seaways Hatteras Seaways Montauk 6 VLCC purchase Disciplined Capital Allocation

International Seaways, Inc. 8 Conventional Tanker Fleet Development » Average fleet age reduced by nearly 3 years » Fleet deadweight increased by 11.5% » Effective capacity over lifetime increased by 45% 1 0 10 20 30 40 50 60 70 80 2016-12 2017-01 2017-02 2017-03 2017-04 2017-05 2017-06 2017-07 2017-08 2017-09 2017-10 2017-11 2017-12 2018-01 2018-02 2018-03 2018-04 2018-05 2018-06 2018-07 2018-08 2018-09 2018-10 2018-11 2018-12 2019-01 Fleet DWT x Remaining Life (million DWT years) Hatteras/Montauk Raffles 6 SWS VLCCs 5.6 million DWT Avg age 11.5 years Avg life remaining 8.5 years 48 million ton - years 6.2 million DWT Avg age 8.7 years Avg life remaining 11.3 years 70 million ton - years 1 Basis DWT x remaining life of fleet (Ton - Years). 20 year life for illustrative purposes only. INSW accounting policy is 25 yea r ship life

Strong Financial Position – Balance Sheet

Strong balance sheet protects INSW during low portions of tanker cycle

December 31, 2018
($ M)

Assets		Liabilities	
Cash and Equivalents	$58	Current Liabilities (including $52M current portion of long term debt)	$75
Other Current Assets	$109	Long Term Debt	$759
		Other Long Term Liabilities	$4
Total Current Assets	**$168**	**Total Liabilities**	**$839**
Restricted Cash	$59		
Vessels	$1,348	**Equity**	
Other Long Term Assets	$274	Total Equity	$1,010
Total Assets	**$1,849**	**Total Liabilities and Equity**	**$1,849**

INSW Book Values of JVs as of December 31, 2018

FSO Joint Venture of $137 million
LNG Joint Venture of $112 million

Debt to Total Capitalization: 44.5%
Net Loan to Asset Value[2]: 49.9%

INSW Debt

	Principal Balance [3] ($M)	Maturity	Rate	Quarterly Amortization
Term Loan B	$464.4	2022	LIBOR +600 bps	$6.1M
ABN Term Loan	$26.7	2023	LIBOR +325 bps	$0.9M
Sinosure Credit Facility	$293.3	2027-2028	LIBOR +200 bps	$5.9M
8.5% Senior Notes	$25.0	2023	8.50%	0
10.75% Subordinated Notes	$27.9	2023	10.75% - step up to 13% in December 2020	0
Total Debt Balance	**$837.3**			
Undrawn Revolver	$50.0		LIBOR +350 bps	

1 *Includes Equity Income from JVs*
2 *Conventional fleet and FSO JV: excludes value of LNG JV. Valuations from brokers for conventional fleet*
3 *This is the outstanding balance of the debt, and does not include deferred financing costs*

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International Seaways, Inc.

International Seaways, Inc. 10 Note: 15 Year Average, 2015 Average and 2008 Average TCE are Clarksons Average rates for each ship class. EBITDA and annual EP S for each scenario are estimated. Operating Leverage Our Fleet Provides Tremendous Upside Exposure (Trough) (Mid cycle) (Recent peak) (Historical peak) INSW 2018 Spot 15 Year Average 2015 Average 2008 Average VLCC $18,900 $45,038 $66,000 $97,200 Suezmax $19,000 $34,709 $40,300 $73,900 Aframax/LR2 $12,800 $25,455 $38,000 $50,000 Panamax/LR1 $14,300 $21,289 $26,500 $38,600 MR $10,100 $16,103 $21,400 $21,200 Adjusted EBITDA ($m) $68 $287 $443 $677 Annual EPS ($3.05) $4.70 $10.05 $18.07 For our 42 ship tanker fleet, every $1,000/day increase in TCE corresponds with approximately $15.1 million EBITDA and $0.52 EPS per annum

International Seaways, Inc. 2019 Q1 & Q2 TCE Update 1 11 1 As of April 23, 2019 2 Overall 2019 Q1 TCE Includes 445 Panamax time charter days at $12,300/day. Overall 2019 Q2 TCE includes 335 Panamax time cha rt er days booked at approximately $12,900/day . Excludes average pool fees of approx. $625/day Spot Overall Spot % Fixed Overall % Fixed Modern VLCC $32,900 $32,900 $25,400 51% $25,400 51% VLCC 15+ $28,100 $28,100 $22,600 38% $22,600 38% Suezmax $28,900 $28,900 $21,100 41% $21,100 41% Aframax/LR2 $21,300 $21,300 $15,700 36% $15,700 36% Panamax/LR1 2 $22,900 $17,400 $19,000 23% $14,400 47% MR $13,500 $13,500 $16,800 25% $16,800 25% 1st Quarter 2019 2nd Quarter 2019 Preliminary and subject to change

International Seaways, Inc. 12 INSW Stock Price and Volume – 2019 YTD Approximate Sales by Former Affiliates/Insiders: 2H 2018 2019 YTD TOTAL 1.20 M 2.25M 3.45M